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AMERICAS
US Legal Services

J. Neil McMurdie
Senior Counsel
Tel: 860.580.2824 | Fax: 860.580.4897
Email: neil.mcmurdie@us.ing.com

April 11, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Attention: Filing Desk

Re:	ING Life Insurance and Annuity Company and its Variable Annuity Account C
Post-Effective Amendment No. 45 to Registration Statement on Form N-4
Prospectus Title: State University of New York Defined Contribution Retirement Plan
File Nos.: 033-81216 and 811-02513

Ladies and Gentlemen:
On behalf of ING Life Insurance and Annuity Company (the “Depositor”) and under the Securities Act of
1933 (the “1933 Act”), we are submitting for filing under Rule 485(b) of the 1933 Act, Post-Effective
Amendment No. 45 to the Registration Statement on Form N-4. This filing describes the group deferred fixed and variable annuity contracts for use in connection with the State University of New York (SUNY)
Defined Contribution Retirement Plan (the “Contracts”).

The purpose of this filing is to:
• Update financial information for the Company and the Account;
• Update underlying funds information; and
• Make certain nonmaterial changes/corrections to the prospectus in order to clarify disclosure.

We have also included one endorsement as an exhibit to this filing.

It is proposed that this Post-Effective Amendment become effective on April 30, 2012.
As counsel to the Registrant, I have reviewed the enclosed Post-Effective Amendment No. 45 which is being filed under Rule 485(b) of the 1933 Act. Pursuant to Rule 485(b)(4), I hereby represent that the enclosed Post-Effective Amendment No. 45 does not contain any disclosure which would render it ineligible to become effective under Rule 485(b)(1).

If you have any questions, please call the undersigned at 860-580-2824.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

Windsor Site One Orange Way, C2N Windsor, CT 06095-4774	ING North America Insurance Corporation